UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 27, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (860) 430-1520

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As of September 27, 2016, our Data License and Services Agreement (the "Agreement") with Rovi Data Solutions, Inc. and Veveo, Inc. (collectively, “Rovi”) terminated as a result of our failure to pay Rovi past due balances for the services they provided under the Agreement. Rovi has indicated that it may be willing to enter into a new agreement with us once we are adequately funded. We continue to pursue sources of equity or debt financing to support our operations. However, we cannot be sure that additional financing will be available to us on acceptable terms, or at all.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 12, 2016, the principal and any accrued and unpaid interest on our outstanding 12% Senior Secured Convertible Promissory Notes (“Secured Notes”) in the principal amount of $2,000,000 became due and payable. We are unable to repay the noteholders at this time. Pursuant to the terms of the Secured Notes, our failure to pay any principal or interest within 5 days of the date such payment is due will constitute an event of default. Following the occurrence of an event of default, among other things, the interest rate on the Secured Notes will increase to 15%. In addition to other remedies available to the noteholders, our obligation to repay amounts due under the Secured Notes is secured by a first priority security interest in and lien on all of our assets and property, including our intellectual property. The security interest is held pari passu with the holders of our additional outstanding Secured Notes (“Additional Secured Notes”). The maturity dates for our Additional Secured Notes are: October 15, 2016, with respect to Secured Notes in the principal amount of $60,000; November 26, 2016, with respect to Secured Notes in the principal amount of $245,000; December 7, 2016, with respect to Secured Notes in the principal amount of $60,000; and January 20, 2017, with respect to Secured Notes in the principal amount of $150,000.

As mentioned in Item 1.01 above, we are actively seeking sources of equity or debt financing in order to support our operations. If we are able to secure adequate financing, we intend to attempt to negotiate certain amendments to the Secured Notes with the noteholders. However, if adequate funds are not available to us on acceptable terms, or at all, we may need to cease operations completely.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: October 13, 2016	By:	/s/ Kelly Sardo
	Name:	Kelly Sardo
	Title:	Secretary

3